Exhibit 10.2

InterCreditor and Debt Subordination Agreement

THIS INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT (this "Subordination Agreement"), dated March 2, 2018, between STANLEY FURNITURE COMPANY, INC., a Delaware corporation ("Junior Creditor"), having an address of 2115 E. 7th Street, Suite 101, Charlotte, North Carolina 28204, and NORTH MILL CAPITAL LLC, a Delaware limited liability company ("NMC") having an office at 821 Alexander Road, Suite 130, Princeton, New Jersey 08540.

RECITALS

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of November 20, 2017 (as amended from time to time, the “Purchase Agreement”), between Junior Creditor, as seller, and Churchill Downs LLC, a Delaware limited liability company (the “Borrower”), as buyer, Junior Creditor has sold to the Borrower substantially all of Junior Creditor’s assets and properties, including, without limitation, all of the outstanding membership interests of Stanley Furniture Company 2.0, LLC (“Stanley Furniture 2.0”), a Virginia limited liability company;

WHEREAS, as a portion of the consideration paid by the Borrower to Junior Creditor for Junior Creditor’s assets and properties sold to Junior Creditor pursuant to the Purchase Agreement, the Borrower has executed and delivered to Junior Creditor a Subordinated Secured Promissory Note, dated of even date herewith (the “Junior Note”), in the original principal amount of $7,420,824, subject to certain adjustments to the principal amount owing thereunder as more particularly set forth in the Purchase Agreement;

WHEREAS, payment of the Junior Note and the other Junior Indebtedness (as defined below) is unconditionally guaranteed by Churchill Downs Intermediate Holdings LLC, a Delaware limited liability company (the “Parent”), the owner of all of the issued and outstanding stock of the Borrower and in turn a wholly owned subsidiary of Churchill Downs Holdings Ltd, a corporation formed under the laws of the British Virgin Islands, and Stanley Furniture 2.0, and is secured by liens and security interests granted by the Borrower, the Parent and Stanley Furniture 2.0 (individually and collectively, the “Debtor”) in substantially all of their respective assets and properties, including, without limitation, all of Debtor’s accounts, inventory, documents, instruments, chattel paper, general intangibles, equipment and all proceeds thereof;

WHEREAS, NMC has entered into a certain Loan and Security Agreement, dated January 18, 2018 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) with the Borrower under which NMC may make revolving loans and advances or other financial accommodations to the Borrower against, among other things, the accounts and inventory of the Borrower, to be unconditionally guaranteed by the Parent and Stanley Furniture 2.0, and NMC is to be granted a first priority senior and superior security interest in and lien on all of Debtor’s assets and properties; and

WHEREAS, NMC is unwilling to enter into the Loan Agreement with the Borrower and to make available the revolving credit facility thereunder to the Borrower unless (a) Junior Creditor agrees that (i) any interest of any kind Junior Creditor has in any of Debtor’s assets and properties shall be junior and subordinate to the security interests and liens to be granted to NMC and (ii) the indebtedness of Debtor to Junior Creditor under or with respect to the Junior Note and the other Junior Indebtedness is subordinate to the indebtedness of Debtor to NMC, and (b) Junior Creditor and NMC have entered into this Subordination Agreement so as to set forth said priorities of their respective liens on assets and properties of Debtor and the indebtedness of Debtor to each of Junior Creditor and NMC.

NOW THEREFORE, Junior Creditor and Lender agree as follows:

1.     Definitions. All capitalized terms used in this Subordination Agreement without definition shall have the meanings ascribed to such terms in the Loan Agreement. In addition to the defined terms set forth above or in the Loan Agreement or as otherwise provided for herein: (A) each of Junior Creditor and NMC is sometimes referred to as a "Lender" and collectively the "Lenders"; (B) "Obligations" means the present and future liabilities of Debtor to each Lender, including, without limitation, all principal, interest, fees and expenses, whether incurred or accruing prior to or after a bankruptcy or similar insolvency proceeding of Debtor; (C) "Security Agreement" means and collectively refers to the loan and security agreement, security agreement, notes, instruments and all other documents executed or delivered by Debtor in favor of each Lender; (D) "Enforcement Action" means taking any action, judicial or otherwise, to collect payment on any Obligations or pursuing any other remedy with respect to the Obligations, including commencing or joining with any other junior creditor in commencing any proceeding under any bankruptcy or similar insolvency proceeding, further including, without limitation, enforcement of or foreclosure of any lien on any Collateral; (E) "Senior Indebtedness" means and include all present and future principal of and interest (including, without limitation, any post-petition interest) on all Obligations owing to NMC evidenced by or arising under or related to the Loan Agreement or any of the other Loan Documents, accruing whether or not granted or permitted in any bankruptcy or similar insolvency proceeding), and all fees, costs and expenses, including attorneys' fees, on all Obligations of Debtor to NMC evidenced by or arising under or related to the Loan Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by NMC, whether created directly or acquired by assignment or otherwise; (F) "Junior Indebtedness" means and includes the principal of and interest on the Junior Note and all other present and future principal of and interest and all fees, costs and expenses, including attorneys' fees, on all Obligations of Debtor to Junior Creditor evidenced by or arising under or related to the Junior Note or any of the other Purchase Documents, whether direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due, or held or to be held by Junior Creditor whether created directly or acquired by assignment or otherwise; (G) “Collateral” means all of the assets and properties of Debtor in which any Lender has or claims a security interest or lien pursuant to its Security Agreement with Debtor; (H) “Availability” means, at any date of the determination thereof, the amount, if positive, by which the lesser of the Advance Limit or the Borrowing Base, less reserves, at such date exceeds the aggregate amount of Advances then outstanding; and (I) “Excess Cash Flow” shall have the meaning ascribed to such term in the Junior Note.

2.     Representations. Junior Creditor represents that:

(A)     As of the date hereof the total principal amount of the Junior Indebtedness is $7,420,824 which is evidenced by the Junior Note.

(B)     Junior Creditor is the unconditional owner of the Junior Indebtedness, free and clear of all liens, claims and encumbrances, and the Junior Indebtedness has not been subordinated in favor of any other party.

(C)     Junior Creditor holds no security for the Junior Indebtedness, or any guarantees of any third parties of such Junior Indebtedness, except as disclosed on Exhibit A annexed hereto.

(D)     This Subordination Agreement constitutes the valid and binding obligation of Junior Creditor and is enforceable against Junior Creditor in accordance with its terms.

3.     Subordination.

(A)     Upon the terms and subject to the provisions of this Subordination Agreement, Junior Creditor hereby subordinates the payment of the Junior Indebtedness to payment in full of the Senior Indebtedness.

(B)     Upon any distribution of the assets or readjustment of indebtedness of Debtor, whether by reason of liquidation, dissolution, bankruptcy, reorganization, receivership or any other action or proceeding involving the readjustment of all or any of the Junior Indebtedness, or the application of assets of Debtor to the payment or liquidation thereof, NMC shall be entitled to receive payment in full of the Senior Indebtedness prior to the payment of all or any part of the Junior Indebtedness hereby subordinated.

(C)     In order to enable NMC to enforce its rights hereunder in any action or proceeding referred to in (B) above, NMC is hereby irrevocably authorized and empowered in NMC's discretion to make and present for, and on behalf of Junior Creditor, such proofs or claims against Debtor on account of the Junior Indebtedness as NMC may deem expedient or proper, and to vote such proofs or claims in any such proceedings, and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued, and to apply same on account of the Senior Indebtedness. Further, in order to enable NMC to enforce its rights hereunder in any action or proceeding referred to in (B) above, Junior Creditor hereby appoints NMC, or its designee, attorney to take the above mentioned with full power of substitution in the premises. Junior Creditor further agrees to execute and deliver any further documents or other instruments which may be necessary or expedient to enable NMC to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Junior Indebtedness (except for the payments permitted by Section 4(A) below) or otherwise enforce its rights under this Subordination Agreement.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

(D)     Junior Creditor agrees that Junior Creditor will make proper notations on the Junior Note and in Junior Creditor's books and records indicating that the Junior Indebtedness is subject to this Subordination Agreement. The Junior Note and all other evidences of indebtedness accepted by the Junior Creditor from Debtor shall contain a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Subordination Agreement.

(E)     Junior Creditor hereby waives any and all notice of the creation, renewal, modification or extension of the Senior Indebtedness and acknowledges that NMC shall be deemed to have relied on this Subordination Agreement when extending any credit, loaning any monies or providing any financial accommodation to Debtor or otherwise acting with respect to the occurrence of the Senior Indebtedness, now or at any time in the future, and Junior Creditor expressly waives proof of reliance by NMC upon this Subordination Agreement and waives all notice of any actions that NMC may take with respect to the Senior Indebtedness, or the acceptance by NMC of this Subordination Agreement or the extension of credit by NMC to Debtor.

4.     Payments and Other Acts With Regard to Junior Indebtedness. Until satisfaction in full of the Senior Indebtedness and termination of this Subordination Agreement in accordance with its terms, Junior Creditor agrees that:

(A)     Junior Creditor will not ask, demand, sue for, take or receive from Debtor any payment or distribution on account of the Junior Indebtedness (whether in cash, property or securities), including, but not limited to, by setoff or any other manner or accelerate the maturity thereof; provided, however, if and only to the extent that, immediately before and after giving pro forma effect to any payment on the Junior Indebtedness, (i) no Event of Default shall exist or would result from the making of such payment, (ii) Availability shall be at least One Million Dollalrs ($1,000,000), (iii) all taxes are current, and (iv) the combined amount of all payables and other obligations of Debtor that are then delinquent or are outside their payment terms are no more than Twenty-Five Thousand Dollars ($25,000), Debtor may pay and Junior Creditor may receive the following payments (but no other payments) on the Junior Indebtedness on the due dates thereof:

(1)     monthly payments of interest on the Junior Indebtedness at a per annum rate not greater than six percent (6.0%) per annum (computed on the basis of a 365 or 366 day year, as applicable, and the number of days elapsed); provided, however, that any interest payable on the Junior Indebtedness at the default rate of interest may be accrued, capitalized and added to the principal balance of the Junior Indebtedness to the extent permitted by the terms of the Junior Note and applicable law;

(2)     no earlier than twenty (20) days after delivery to the Lenders of the Borrower’s audited financial statements for each fiscal year required to be delivered to each Lender pursuant to the respective Security Agreement with each Lender, commencing with the fiscal year ending December 31, 2018, a payment of principal in the amount of the Borrower’s Excess Cash Flow for such fiscal year; and

(3)     a payment of principal in the amount of the unpaid principal balance of the Junior Note, together with any other amounts owing on the Junior Indebtedness, on the fifth (5th) anniversary date of the Junior Note.

(B)     Junior Creditor will not obtain, ask for or require any additional security for or any additional guaranty of the Junior Indebtedness (other than as set forth on Exhibit A annexed hereto); and

(C)     If, notwithstanding any terms of this Subordination Agreement to the contrary, Junior Creditor receives any payment or distribution on account of the Junior Indebtedness not permitted to be received under (A) above, and/or Junior Creditor receives any payment or proceeds on any accounts of Debtor or other Collateral, Junior Creditor will hold same in trust for NMC and immediately deliver same in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer, to NMC for application on account of the Senior Indebtedness. If Junior Creditor fails to endorse any instrument for the payment of money payable to it or its order, which has been turned over to NMC, NMC is hereby irrevocably constituted and appointed attorney-in-fact for the Junior Creditor with full power to make any such endorsement, and with full power of substitution. All actions taken by such attorney-in-fact as permitted by the terms of this Subordination Agreement or applicable law are hereby ratified and approved.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

(D)     After all of the Senior Indebtedness has been paid in full and until all of the Junior Indebtedness has been paid in full, Junior Creditor shall be subrogated to the rights of NMC to receive payments and distributions of assets with respect to the Senior Indebtedness, to the extent that distributions otherwise payable to Junior Creditor have been applied to the payment of Senior Indebtedness in accordance with the provisions of this Subordination Agreement.  As between Debtor and Junior Creditor, a distribution applied to the payment of Senior Indebtedness in accordance with the provisions of this Subordination Agreement which would otherwise have been made to Junior Creditor shall not be deemed a payment by Debtor on the Junior Indebtedness, it being understood that the subordination and other intercreditor provisions of this Subordination Agreement are intended solely for the purpose of defining the relative rights of Junior Creditor, on the one hand, and NMC, on the other hand, and nothing contained in this Subordination Agreement shall impair the obligations of Debtor, which are absolute and unconditional, to pay to Junior Creditor the Junior Indebtedness as and when the same shall become due and payable in accordance with its terms, except as such obligation is modified by the rights confirmed hereunder in favor of NMC, or affect the relative rights of Junior Creditor and the creditors of Debtor other than NMC.

5.     Priorities. Notwithstanding the terms of any Security Agreement heretofore or hereafter entered into between either Lender and Debtor, or the date of the filing of any financing statements heretofore or hereafter filed by either Lender against Debtor, or any other action by either Lender with regard to perfection of a security interest or lien, Junior Creditor agrees that any security interest, lien, claim or right now or hereafter asserted by Junior Creditor with respect to the Collateral, shall be subject, junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by NMC with respect thereto.

6.     Exercise of Rights Under Security Agreements, Notes and Other Agreements.

(A)     Junior Creditor will not take any action which interferes with the exercise of NMC's rights and remedies with respect to the Senior Indebtedness, or interfere with NMC's exercise of NMC's superior security interest in, or lien on, the Collateral, and specifically and without limitation, Junior Creditor will not, without the prior written consent of NMC, notify any account debtors of Debtor of Junior Creditor's security interest in the accounts of Debtor and will not notify any such account debtor to remit any payments on accounts to Junior Creditor.

(B)     If an event of default exists under the Obligations of Debtor to Junior Creditor that permits Junior Creditor to exercise any of its rights or remedies to collect the Junior Indebtedness, Junior Creditor will not take any Enforcement Action until the date the Obligations of Debtor to NMC are indefeasibly paid and satisfied in full.; provided that following the acceleration of the Senior Indebtedness, Junior Creditor may accelerate the Junior Indebtedness. Any Enforcement Action by Junior Creditor shall be subject to the terms of this Subordination Agreement.

(C)    Each Lender waives the right to require a marshalling of assets.

(D)     Each Lender agrees to endeavor to promptly notify the other Lender if such Lender declares an event of default under the Obligations of Debtor to such Lender, however the failure of any Lender to so notify the other Lender shall not impose any liability on the Lender failing to give such notice or in any manner restrict or limit the rights and remedies of such Lender.

(E)     Junior Creditor hereby agrees that, until the Obligations of Debtor to NMC are indefeasibly paid and satisfied in full, NMC may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the lien of Junior Creditor (except to the extent of Junior Creditor’s right to any surplus over the amount necessary to pay the Obligations owing to NMC as provided in the following proviso clause), provided that the proceeds thereof, net of disposition costs and expenses, are applied to the payment of the Senior Indebtedness and Junior Creditor retains any rights Junior Creditor may have as a junior secured creditor with respect to the surplus (if any) over the amount necessary to pay the Obligations owing to NMC in full in cash arising from any such disposition or enforcement. Upon any disposition of any of the Collateral by NMC, or by Debtor with the consent of NMC, any and all liens of Junior Creditor in such Collateral (except to the extent of Junior Creditor’s right to any surplus over the amount necessary to pay the Obligations owing to NMC as provided in the following proviso clause), shall be deemed to be released without further action on the part of Junior Creditor provided the proceeds of such disposition, net of disposition costs and expenses, are applied to the payment of the Senior Indebtedness, and Junior Creditor retains any rights Junior Creditor may have as a junior secured creditor with respect to the surplus (if any) over the amount necessary to pay the Obligations owing to NMC in full in cash arising from any such disposition or enforcement. Junior Creditor agrees, if requested, to execute and/or immediately deliver any and all financing statement amendments and other documents with respect to such releases which NMC deems necessary in its discretion.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

(F)      Each Lender agrees to give to the other Lender notice of default, termination, demand, acceleration, exercise of remedies and any other notice which is of a like nature or required to be given under its respective Security Agreement with Debtor, or by law, in each case concurrently with the giving of such notice to Debtor; provided, however, that no failure of any Lender to give such notice to the other Lender shall affect the validity or enforcement of the subordination and other provisions of this Subordination Agreement or the relative priorities of the respective liens and security interests of the Lenders in the Collateral established in Section 5 hereof.

(G)     Intercreditor Arrangements in Bankruptcy.

(i)     This Subordination Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to Debtor shall be deemed to apply to Debtor as debtor in possession and to any trustee in bankruptcy for the estate of Debtor.

(ii)     Except as otherwise specifically permitted in Section 6(E) or this Section 6(F), until the Obligations of Debtor to NMC are indefeasibly paid and satisfied in full, Junior Creditor shall not assert, without the written consent of NMC, any claim, motion objection, or argument in respect of any of the Collateral in connection with any insolvency or liquidation proceeding which could otherwise be asserted or raised in connection with such insolvency or liquidation proceeding by Junior Creditor as a secured creditor of Debtor, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral.

(iii)     Without limiting the generality of the foregoing, Junior Creditor agrees that, if an insolvency or liquidation proceeding occurs, (1) NMC may consent to the use of cash collateral on such terms and conditions and in such amounts as NMC, in its sole discretion, may decide without seeking or obtaining the consent of Junior Creditor as holder of a subordinate interest in the Collateral; (2) Lender may, upon notice to Junior Creditor, (A) provide financing to Debtor, or (B) consent to the granting of a priming lien to secure postpetition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as NMC, in its sole discretion, may decide without seeking or obtaining the consent of Junior Creditor as holder of an interest in the Collateral; (3) Junior Creditor shall not oppose Debtor's use of cash collateral on the basis that Junior Creditor's interest in the Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by NMC; (4) Junior Creditor shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of liens or other claims of any party, including Junior Creditor, under Section 363 of the Bankruptcy Code on the basis that Junior Creditor's interest in the Collateral is impaired by such sale or inadequately protected as a result of such sale if NMC has consented to such sale or disposition of such assets; and (5) Junior Creditor shall not vote in favor of, nor sponsor or support any plan of reorganization of Debtor, that does not propose to pay the Senior Indebtedness in full on the effective date of such plan or that is not consistent with this Subordination Agreement, absent NMC's consent to a plan that does not pay in full the Senior Indebtedness on the effective date of such plan.

(iv)     Junior Creditor agrees that it will not initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action or other proceeding (1) challenging the validity or enforceability of this Subordination Agreement, (2) challenging the validity or enforceability of NMC's claim, (3) challenging the perfection or enforceability of any liens of NMC, or (4) asserting any claims, if any, which Debtor may hold with respect to NMC or any of the Obligations of Debtor to NMC.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

(v)     To the extent that NMC receives payments or transfers on the Obligations of Debtor to NMC or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver of any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Obligations of Debtor to NMC, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payments or proceeds had not been received by NMC.

(vi)     Subject to the provisions of this Section 6(F) above, (1) Junior Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Junior Creditor, including, without limitation, any claims secured by the Collateral, if any, and (2) Junior Creditor shall be entitled to file any pleadings, objections, motions or subordination agreements which assert rights or interests available to unsecured creditors of Debtor arising under either the Bankruptcy Code or applicable non-bankruptcy law.

(vii)     NMC agrees that NMC will not initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action or other proceeding (1) challenging the validity of enforceability of this Subordination Agreement, (2) challenging the validity or enforceability of Junior Creditor's claims, (3) challenging the perfection of enforceability of any liens of Junior Creditor, or (4) asserting any claims, if any, which Debtor may hold with respect to Junior Creditor or any of the Obligations of Debtor to Junior Creditor.

7.     No Warranties. The Lenders have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to the other Lender with respect to: (a) Debtor or any other obligors under any instruments of guaranty; (b) the enforceability, validity, value or collectability of the Collateral held by such Lender or any of the notes, guaranties, security agreements or subordination agreements evidencing or entered into with respect to any of the Obligations; or (c) Debtor's title or right to transfer the Collateral (or any portion thereof). A Lender shall not be liable to the other Lender for any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of such Lender or such Lender's agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or subordination agreements evidencing or entered into with respect to any of the Obligations or any security or guaranties therefor, provided such Lender has acted in good faith and has not been guilty of gross negligence or willful misconduct.

8.     Actions by NMC. Without impairing or releasing this Subordination Agreement, NMC may at any time and from time to time, without the consent of, or notice to Junior Creditor, upon any terms or conditions and in whole or in part:

(A)     Change the manner, place or terms of payment, and/or change or extend from time to time the time of payment or renew or alter, the Senior Indebtedness or any security therefor, and this Subordination Agreement shall apply to the Senior Indebtedness as so changed, extended, renewed or altered;

(B)     Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a security interest is given to secure, or howsoever securing, the Senior Indebtedness;

(C)     Exercise or refrain from exercising any rights against Debtor or any surety, endorser or guarantor or subordinator (including Junior Creditor) (each an "Obligor") or against security, or otherwise act or refrain from acting;

(D)     Settle or compromise the Senior Indebtedness, or any liability of any Obligor, or dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof;

(E)     Apply any sum by whomsoever paid or howsoever realized to the Senior Indebtedness; and

(F)     Take or refrain from taking any or all actions against Debtor, any Obligor, or any of the Collateral, whether similar or dissimilar to the foregoing.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

9.     Assignment and Transfer. Each Lender may, from time to time, without affecting any of such Lender's rights hereunder, assign or transfer any or all of the Obligations owing to such Lender or any interest therein, provided that prompt written notice thereof is given to the other Lender, and the assignment or transfer is made expressly subject to the terms of this Subordination Agreement and the assignee or transferee of such Lender agrees in writing to be bound by the provisions of this Subordination Agreement. Notwithstanding the foregoing, NMC may assign to the agent of its lending group or lender, as security for the indebtedness owing by NMC to such agent and lending group or lender, any or all of the Obligations (or any portion thereof) owing to NMC subject to the terms and provisions of this Subordination Agreement.

10.     Amendment; Waiver. No amendment, modification or waiver of any provision of this Subordination Agreement, or of a Lender’s rights hereunder, shall be effective or deemed to be made by a Lender unless the same shall be in writing and signed by such Lender (and Debtor shall be bound by this Subordination Agreement as so amended), and any such waiver shall be effective only in the specific instance and for the specific purpose for which given, and shall in no way impair the rights of such Lender or the obligations of the other Lender in any other respect at any other time. No delay on the part of any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Lender of any right, power or remedy preclude any other for further exercise thereof, or the exercise of any other right, power or remedy.

11.     Notices. Notices and communications under this Subordination Agreement shall be in writing and shall be given by (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid); or (iv) facsimile or other electronic transmission, to the addresses and facsimile numbers listed below the signature of each Lender below. Notice given by facsimile or other electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States mail. Notice by hand-delivery shall be deemed to have been given and received upon delivery. A Lender may change its address and/or facsimile number by giving written notice to the other Lender as specified herein.

12.   Entire Agreement. This Subordination Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior understandings of the parties hereto relating to the subject matter herein contained.

13.     Captions. Section captions used in this Subordination Agreement are for convenience only and shall not affect the interpretation of the provisions of this Subordination Agreement.

14.     Counterparts; Effectiveness. This Subordination Agreement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Subordination Agreement shall become effective as of the date hereof when one or more counterparts has been executed and delivered by each of the parties hereto.

15.     Termination. This Subordination Agreement shall remain in full force and effect until such time as all of the Obligations owing to NMC are indefeasibly paid and satisfied in full.

16.     Governing Law. This Subordination Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed in such state. All terms used herein which are not defined herein and are defined in the New Jersey Uniform Commercial Code in effect from time to time (the "UCC") shall have the meanings therein stated, unless the context otherwise requires. Except as otherwise provided in this Subordination Agreement, the rights and priorities of the Lenders shall be determined in accordance with applicable law.

17.     Successors and Assigns; Benefit of Subordination Agreement. This Subordination Agreement is solely for the benefit of the Lenders and their respective successors, designees or assigns, as the case may be, and no other persons, including, without limitation, Debtor, shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

18.     Miscellaneous.

(A)     All rights, powers and remedies of the Lenders hereunder and under any agreement between Debtor or any other Obligor and such Lender, now, or at any time hereafter in force, shall be cumulative and not alternative, and shall be in addition to all rights, powers and remedies given to Lender by law.

(B)     Whenever used herein, the singular shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders.

(C)     The terms "Debtor", "Junior Creditor" and "NMC" as used in this Subordination Agreement shall include the individuals, firms, corporations or limited liability companies named herein as Debtor, or Junior Creditor or NMC as applicable, and (i) any successor, individual or individuals, firms or corporations to which all or substantially all of the business or assets of any of them shall have been transferred; (ii) in the case of a partnership, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or the dissolution of the then existing partnership or the death, resignation or withdrawal of a partner; and (ii) in the case of a corporation or limited liability company, any other corporation or limited liability company into or with which such corporate or limited liability company party shall have been merged, consolidated, reorganized or absorbed.

19.     Controlling Contract. In the case of any conflict between this Subordination Agreement and any Security Agreement with either Lender, this Subordination Agreement shall control.

20.     Further Action. Each Lender shall take such further actions as the other Lender shall reasonably request to effectuate the priorities and other matters set forth in this Subordination Agreement, including without limitation, in the case of UCC financing statements filed by Junior Creditor, the filing of UCC amendment statements giving record notice that the liens and security interests of Junior Creditor in the Collateral are junior and subordinate to the senior liens and security interests of NMC. Junior Creditor further agrees the Junior Indebtedness shall also be subordinate to the indebtedness owing by Debtor to a third party lender whose loans to Debtor are used to refinance the Senior Indebtedness, and that Junior Creditor's lien on assets of Debtor shall also be subordinate to the lien in favor of such future lender, and that Junior Creditor shall execute and deliver to any such future lender a Subordination Agreement in the same form as this Subordination Agreement or such other form as the future working capital lender and Junior Creditor shall reasonably agree to.

21.     WAIVER OF TRIAL BY JURY. EACH LENDER WAIVES TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS SUBORDINATION AGREEMENT.

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Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

IN WITNESS WHEREOF, each Lender has caused this Subordination Agreement to be duly executed by its authorized officer(s), as applicable, as of the day and year first above written

STANLEY FURNITURE COMPANY, INC.

By:	s/ Anita W. Wimmer
Name:	Anita W. Wimmer
Title:	VP of Finance

Address: 2115 E. 7th Street, Suite 101
Charlotte, North Carolina 28204 Attn: Brad Gardner Phone: (252) 355-4610, Ext. 2 (work) ************* (mobile)
Facsimile No.: (252) 321-1527

NORTH MILL CAPITAL LLC

By:	/s/ Beatriz Hernandez
Name:	Beatriz Hernandez
Title:	EVP

Address:	821 Alexander Road, Suite 130 Princeton, New Jersey 08540
Attn:	Rebecca G. Smith
Senior Vice President
Phone: 678-217-5316 (work);
*************(mobile)
Facsimile No.:	(609) 919-0067

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

ACKNOWLEDGEMENT AND AGREEMENT OF DEBTOR

Each of the undersigned, a Debtor referred to in the foregoing Subordination Agreement, hereby accepts notice of, and consents to the execution and delivery thereof, and of the terms and provisions thereof, and, in consideration of the granting or continuing of the Senior Indebtedness, as therein described, agrees to do and perform any and all acts and things which may be required on such Debtor's part to enable Junior Creditor under the Subordination Agreement to perform the obligations of Junior Creditor as therein expressed, and to refrain from doing any act or thing which would cause or contribute to a violation by Junior Creditor of the Subordination Agreement or of any of Junior Creditor's obligations thereunder.

Dated: March 2nd, 2018

CHURCHILL DOWNS LLC

By:	/s/ Richard Ledger
Name:	Richard Ledger
Title:	Chief Executive Officer

CHURCHILL DOWNS INTERMEDIATE HOLDINGS LLC

By:	/s/ Richard Ledger
Name:	Richard Ledger
Title:	Chief Executive Officer

STANLEY FURNITURE COMPANY 2.0, LLC

By:	/s/ Richard Ledger
Name:	Richard Ledger
Title:	Chief Executive Officer

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement

Exhibit A

Liens held by Junior Creditor:

Liens and Security Interests in substantially all of the assets and properties of the Borrower, the Parent and Stanley Furniture 2.0 pursuant to the terms of the Junior Note and the other Purchase Documents.

Guarantees held by Junior Creditor:

Guarantees of Junior Indebtedness pursuant to those certain guaranty agreements dated of even date herewith executed by the following in favor of Junior Creditor:

Parent

Stanley Furniture 2.0

Churchill Downs LLC - Intercreditor and Debt Subordination Agreement